UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPY A

As part of our ongoing commitment to help mitigate the risks of climate change, we plan to further reduce emissions in our operations by 2025. Our plans are expected to reduce our absolute upstream greenhouse gas emissions by an estimated 30%, compared to 2016 levels. Learn more about the details of our plan to reduce our emissions.

COPY B

We’ve announced plans to reduce the intensity of our emissions, which we expect to reduce our absolute upstream greenhouse gas emissions by an estimated 30%, compared to 2016 levels. Similarly, absolute flaring and methane emissions are expected to decrease by 40-50%. Through continued application of operational efficiencies and deployment of lower-emission technologies, such as carbon capture, our plans drive meaningful near-term emission reductions and are consistent with the goals of the Paris Agreement. Learn more about the details of our plan to reduce our emissions.

COPY C

As part of our ongoing commitment to help mitigate the risks of climate change, we have plans that are expected to reduce our absolute upstream greenhouse gas emissions by an estimated 30%. It’s something we’re working on every day. Learn more about the details of our plan to reduce our emissions.

COPY D

ExxonMobil sets emission reduction plans for 2025

We’ve announced plans to reduce the intensity of our emissions, which we expect to reduce our absolute upstream greenhouse gas emissions by an estimated 30%, compared to 2016 levels.

See details here.

COPY E

Our emission reduction plans are expected to decrease our absolute upstream greenhouse gas emissions by an estimated 30%, compared to 2016 levels. See details here.

COPY F

We’ve announced plans to reduce the intensity of our emissions, which we expect to reduce our absolute upstream greenhouse gas emissions by an estimated 30%, compared to 2016 levels. See details here.

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Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) intends to file a proxy statement and associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in ExxonMobil’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020, ExxonMobil’s proxy statement for the 2020 Annual Meeting of Shareholders, filed with the SEC on April 9, 2020 and ExxonMobil’s Form 8-K filed with the SEC on December 1, 2020. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the 2020 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.